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                                                                     EXHIBIT 5.1

                       STROOCK & STROOCK & LAVAN LLP
                              180 Maiden Lane
                          New York, New York 10038



November 13, 2000


Orion Power Holdings, Inc.
7 East Redwood Street, 10th Floor
Baltimore, Maryland  21202


Ladies and Gentlemen:

We have acted as counsel to Orion Power Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-1 filed under Rule 462(b), as amended (the "Registration Statement"), relating to the proposed public offering (the "Offering") by the Company of up to 2,875,000 shares of its common stock, par value $.01 per share (the "Common Stock").

As such counsel, we have examined copies of the Certificate of Incorporation and By-Laws of the Company, each as amended to the date hereof, the Registration Statement, the Prospectus which forms a part of the Registration Statement and originals or copies of such corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents, and have made such examinations of law, as we have deemed necessary to form the basis for the opinion hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not purport to express any opinion herein concerning any
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November 13, 2000
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law other than the laws of the State of New York, the federal laws of the United
States of America and the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that the Shares being offered by the Company, when and if issued and sold under the circumstances contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which forms a part of the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ STROOCK & STROOCK & LAVAN LLP

STROOCK & STROOCK & LAVAN LLP